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                                                                    EXHIBIT 99.1

                           N E W S   R E L E A S E


[KING PHARMACEUTICALS LOGO]

--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE


                KING PHARMACEUTICALS ANNOUNCES EXCLUSIVE LICENSE
                         FOR ESTRASORB(TM) WITH NOVAVAX

BRISTOL, TN, January 8, 2001 - King Pharmaceuticals, Inc. (NYSE:KG) announced today that it has obtained an exclusive license from Novavax, Inc. (AMEX:NOX) to promote, market, distribute and sell Estrasorb(TM), Novavax's topical, transdermal estrogen replacement therapy, worldwide except in the United States, Canada, Italy, Netherlands, Greece, Switzerland and Spain. King will pay Novavax during the term of the license a royalty based on 7.5% of net sales of Estrasorb(TM) in any exclusive territory. King and Novavax will co-market Estrasorb(TM) in the United States and Puerto Rico. Under the co-promotion agreement, Novavax will pay King an amount equal to 50% of net sales, less cost of goods, of Estrasorb(TM). Marketing expenses for Estrasorb(TM) approved pursuant to the co-promotion agreement shall be shared equally by the parties.

All patients enrolled in the Phase III pivotal trial of Estrasorb(TM) have recently completed dosing, and Novavax expects to file a New Drug Application ("NDA") for Estrasorb(TM) in the first half of 2001. King shall pay $5 million to Novavax if the NDA for Estrasorb(TM) is accepted for filing by the U.S. Food and Drug Administration ("FDA") on or before June 30, 2001, and if Novavax provides King with certain opinion letters of an independent drug development firm. However, King shall pay $2.5 million to Novavax if the NDA for Estrasorb(TM) is accepted for filing by the FDA after June 30, 2001, but on or before September 30, 2001, and if Novavax provides King with the required opinion letters of an independent drug development firm. Novavax shall be responsible for manufacturing Estrasorb(TM) under the agreements.

Additionally, King and Novavax have agreed to co-market King's product, Nordette(R) (an oral contraceptive) in the U.S. and Puerto Rico. The co-promotion agreement relating to Nordette(R) provides for King and Novavax to equally share all quarterly net sales that exceed established baselines that in the aggregate total $30 million per year. The parties shall share equally all expenses associated with net sales of Nordette(R) that exceed such established baselines. King acquired Nordette(R) in July 2000 from American Home Products Corporation. Nordette(R) generated net sales in the U.S. and Puerto Rico of approximately $34 million during 1999.

King announced also that it will divest it rights to AVC(TM) (sulfanilamide), vaginal anti-infective cream and suppositories, in the U.S. and Puerto Rico to Novavax for $3.3 million. Net sales of AVC(TM) totaled $1.3 million during 2000.

John M. Gregory, Chairman and Chief Executive Officer of King, stated, "We are very pleased to collaborate with Novavax in the development and potential commercialization of Estrasorb(TM). This exciting new women's health product, if approved, will compete in the $1.2 billion estrogen



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replacement therapy market and potentially provide an excellent addition to our expanding women's health product line."

"We are excited to be extending our relationship with King to co-promote Estrasorb(TM), which has the potential to be the first-to-market topical estrogen replacement therapy that addresses the uncomfortable symptoms associated with post-menopause," stated John A. Spears, President and Chief Executive Officer of Novavax. "Our agreement with King marks a significant event in the company's history, and the combined force will create a formidable presence in the women's healthcare marketplace. The advantages of this agreement are clear. Novavax, which recently acquired Fielding Pharmaceutical's proven sales force with an established reputation with obstetricians and gynecologists, will gain support from King's women's health sales staff. The combination will enable Novavax and King to expand the reach of the promotional programs at an accelerated pace and offer greater opportunity to achieve strong market penetration for Estrasorb(TM) and Nordette(R)."

Novavax, Inc. is a biopharmaceutical drug delivery company engaged in the research and development of differentiated drug products primarily in the fields of women's health and infectious diseases. The Company is applying its proprietary lipid vesicle encapsulation technologies, including Novasome(R) lipid vesicles and micellar nanoparticles, to develop product candidates for the topical and oral delivery of generic and non-generic drugs, peptides, proteins and oligonucleotides. The Company's Novasome technology is also being developed as an adjuvant delivery system for enhanced vaccine efficacy. Novavax has several product candidates in pre-clinical and human clinical trials, including Estrasorb(TM), a topical cream for estrogen replacement therapy, which has completed the Phase III clinical trial. Novavax's Biomedical Services Division is engaged in contract research and development and Phase I/II vaccine manufacturing of human vaccines for government laboratories and other vaccine companies.

King, headquartered in Bristol, Tennessee, is a vertically integrated pharmaceutical company that manufactures, markets, and sells primarily branded prescription pharmaceutical products. King seeks to capitalize on niche opportunities in the pharmaceutical industry created by cost containment initiatives and consolidation among large global pharmaceutical companies. King's strategy is to acquire branded pharmaceutical products and to increase their sales by focused promotion and marketing and through product life cycle management.

This release contains forward-looking statements which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to the development and potential commercialization of Estrasorb(TM) by Novavax and King. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause results to differ include: dependence on Novavax's ability to successfully develop Estrasorb(TM), including the FDA's approval of a related NDA, King's and Novavax's ability to successfully launch and market Estrasorb(TM), dependence on sales of King's products, including, in particular, but not limited to, Altace(R), Lorabid(R), Levoxyl(R), Thrombin(R), and Cytomel(R)/Triostat(R), management of King's growth and integration of its acquisitions, including but not limited to, King's merger with Jones Pharma Incorporated and King's merger with Medco Research, Inc., dependence on King's ability to continue to acquire branded products, and the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products, including, but not limited to,


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Estrasorb(TM). Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in various sections of King's Form 10-K for the year ended December 31, 1999, and King's Form 10-Q for the quarterly period ended September 30, 2000, which are on file with the Securities and Exchange Commission, King's Form S-3 as filed with the Securities and Exchange Commission on January 21, 2000, and related prospectus supplements dated April 19, 2000, and October 17, 2000, and King's Form S-4 as filed with the Securities and Exchange Commission on July 28, 2000. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

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                                    CONTACTS:

                                     KING -
   Kyle P. Macione, Executive Vice President, Corporate Affairs - 423-989-8077
        James E. Green, Senior Director, Corporate Affairs - 423-989-8125

                                    NOVAVAX -
            Company: John A. Spears, President and CEO - 301-854-3900
                Jim Mirto, Chief Operating Officer - 301-854-3900
                   Investors/Media: Olga Fleming/Lisa Bradlow,
                    Weber Shandwick Worldwide - 646-658-8000





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        KING PHARMACEUTICALS - 501 FIFTH STREET, BRISTOL, TENNESSEE 37620